Exhibit 99.1

Yodlee Announces First Quarter 2015 Financial Results

•           Total revenue of $24.6 million grew 25% year-over-year
•           Subscription revenue of $21.6 million grew 29% year-over-year

Redwood City, CA – May 7, 2015 (GLOBE NEWSWIRE) – Yodlee, Inc. (Nasdaq:YDLE), a leading cloud-based financial platform powering dynamic innovation in digital financial services, today announced its first quarter 2015 results for the period ended March 31, 2015.

“Yodlee had a strong start to the 2015 year driven by successful expansions with some of the world’s leading financial institutions and Internet innovators, and the addition of new customers in wealth management, Internet financial services and Big Data analytics globally. We grow as we power the innovation that is transforming digital financial services,” said Anil Arora, Chief Executive Officer of Yodlee.

“We achieved strong growth in recurring revenue and posted a profit at the adjusted EBITDA line fueled by robust paid user growth in the quarter.  We are in the early stages of a once in a lifetime transformation in the financial services sector and we look forward to continued success in 2015 as we capitalize on the massive opportunity to improve and simplify the financial lives of billions of consumers and small business owners around the world.”

Revenue
•	Total revenue was $24.6 million, an increase of 25% compared to the first quarter of 2014.
•	Subscription revenue was $21.6 million, an increase of 29% compared to the first quarter of 2014.
•	Professional services revenue was $3.0 million, even with $3.0 million in the first quarter of 2014.

Operating Income (Loss)
•	GAAP operating loss was ($2.4) million, compared to ($0.2) million in the first quarter of 2014.
•	Non-GAAP operating loss was ($0.4) million, compared to an operating income of $0.1 million in the first quarter of 2014.

Net Income (Loss)
•
GAAP net loss was ($2.9) million, compared to ($0.6) million for the first quarter of 2014. GAAP net loss per share was ($0.10), based on 29.4 million basic weighted average common shares outstanding, compared to a GAAP net loss per share of ($0.08) for the first quarter of 2014, based on 7.5 million basic weighted average common shares outstanding.

•
Non-GAAP net loss was ($0.9) million, compared to ($0.2) million in the first quarter of 2014. Non-GAAP net loss per share was ($0.03), based on 29.4 million basic weighted average common shares outstanding. Non-GAAP net loss per share was ($0.01) for the first quarter of 2014, based on 28.9 million basic weighted average common shares outstanding.

For the first quarter of 2014, the non-GAAP earnings per share calculation assumes conversion of our convertible preferred stock to common stock and sale of our common stock in an IPO at the beginning of the period.

Adjusted EBITDA
•	Adjusted EBITDA was $0.7 million, compared to $0.9 million in the first quarter of 2014.

Balance Sheet and Cash Flow
•	Cash and cash equivalents at March 31, 2015 totaled $70.3 million.
•	Cash flow used in operations was ($2.6) million for first quarter 2015. This compares to cash used in operations of ($1.2) million for first quarter 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Business Outlook
Based on information available as of May 7, 2015, Yodlee is issuing guidance for the second quarter 2015 and full year 2015 as indicated below.

Second Quarter 2015:
•	Total revenue is expected to be in the range of $25.6 million to $26.0 million.
•	Non-GAAP operating income is expected to be in the range of $0.1 million to $0.5 million.
•	Non-GAAP net loss is expected to be in the range of ($0.5) million to ($0.1) million, or ($0.02) to ($0.00) per share, based on 29.6 million basic weighted average common shares outstanding.

Full Year 2015:
•	Total revenue is expected to be in the range of $109.5 million to $110.5 million.
•	Non-GAAP operating income is expected to be in the range of $4.7 million to $5.1 million.
•	Non-GAAP net income is expected to be in the range of $2.2 million to $2.6 million, or $0.07 to $0.08 per share, based on 33.6 million diluted weighted average common shares outstanding.

Conference Call Details:

In conjunction with this announcement, Yodlee will host a conference call today, May 7, 2015 at 2:00 p.m. Pacific Time to discuss the company's financial results. To access this call, dial 1-877-407-0784 or 1-201-689-8560. A live webcast can be accessed at www.yodlee.com. A replay of the call will be available, beginning at approximately 5:00 pm PT on May 7, 2015 for two days, at 1-877-870-5176 or 1-858-384-5517, and archived via webcast at www.yodlee.com. The replay access code is 13606016.

About Yodlee

Yodlee (YDLE) is a leading technology and applications platform powering dynamic, cloud-based innovation for digital financial services. More than 850 companies, including 11 of the 20 largest U.S. banks and hundreds of Internet services companies, subscribe to the Yodlee platform to power personalized financial apps and services for millions of consumers. Yodlee solutions help transform the speed and delivery of financial innovation, improve digital customer experiences, and deepen customer engagement.

Yodlee is headquartered in Redwood City, CA with global offices in London and Bangalore. For more information, visit www.yodlee.com

Non-GAAP Financial Measures

To supplement Yodlee’s financial information presented in accordance with generally accepted accounting principles in the United States, or GAAP, Yodlee considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP operating income (loss), non-GAAP net income (loss) and adjusted EBITDA.

Yodlee defines non-GAAP operating income (loss) as operating income (loss) before provision for stock-based compensation expense, Yodlee defines non-GAAP net income (loss) as net income (loss) before provision for stock-based compensation expense, and Yodlee defines adjusted EBITDA as net income (loss) before provision for (benefit from) income taxes; other (income) expense, net; depreciation and amortization and stock-based compensation expense.

Yodlee believes that non-GAAP operating income (loss), non-GAAP net income (loss) and adjusted EBITDA, each a non-GAAP financial measure, provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitates period-to-period comparisons of operations. Yodlee believes that these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as these metrics generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Yodlee uses non-GAAP operating income (loss), non-GAAP net income (loss) and adjusted EBITDA in conjunction with traditional GAAP measures as part of its overall assessment of its performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

Yodlee has not provided a reconciliation of adjusted non-GAAP operating income (loss) to GAAP operating income (loss), non-GAAP net income (loss) to GAAP net income (loss) or non-GAAP net income (loss) per share to GAAP net income (loss) per share for future periods because the Company does not provide guidance for stock-based compensation, which is the reconciling item between those non-GAAP and GAAP measures. As stock-based compensation impacts GAAP operating income (loss), net income (loss) and net income (loss) per share and is out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP operating income (loss), net income (loss) and net income (loss) per share is not available without unreasonable effort.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Yodlee’s future financial or operating performance.  Forward-looking statements in this press release include, but are not limited to, Yodlee’s expectations regarding the business outlook and guidance for full fiscal year 2015 and second quarter 2015, including statements regarding its total revenue, non-GAAP operating income, non-GAAP net income (loss) and non-GAAP net income (loss) per share for the second quarter and full year 2015.  Yodlee’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the forward looking statements. These risks include the possibility that: Yodlee’s paid user base does not continue to grow; Yodlee is unable to secure new subscriptions and deployments of the Yodlee platform by new customers; existing customers fail to renew subscriptions or do not generate additional paid users and sources of revenue; Yodlee is unable to derive revenue from data analytics, market research services and/or revenue-sharing arrangements with partners who develop premium FinApps; and Yodlee experiences expenses that exceed its expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Yodlee’s filings with the Securities and Exchange Commission (“SEC”). Yodlee’s SEC filings are available on the Investor Relations section of the Company’s website at http://ir.yodlee.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Yodlee as of the date hereof, and Yodlee disclaims any obligation to update any forward-looking statements, except as required by law.

Yodlee, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue:
Subscription	$21,581	$16,731
Professional services and other	3,028	3,032
Total revenue	24,609	19,763
Cost of revenue(1):
Subscription	7,090	5,655
Professional services and other	2,351	2,186
Total cost of revenue	9,441	7,841
Gross profit	15,168	11,922
Operating expenses(1):
Research and development	6,707	4,909
Sales and marketing	6,960	4,541
General and administrative	3,940	2,702
Total operating expenses	17,607	12,152
Operating loss	(2,439)	(230)
Other income, net	146	19
Loss before provision for income taxes	(2,293)	(211)
Provision for income taxes	608	377
Net loss	$(2,901)	$(588)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.10)	$(0.08)
Weighted average shares used to compute net loss per share attributable to common stockholders—basic and diluted	29,374	7,490

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended
	March 31,
	2015	2014
Cost of revenue—subscription	$286	$42
Cost of revenue—professional services and other	111	22
Research and development	375	48
Sales and marketing	475	63
General and administrative	761	176
Total stock-based compensation expense	$2,008	$351

Yodlee, Inc.
Condensed Consolidated Statements of Comprehensive Loss
 (in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Net loss	$(2,901)	$(588)
Other comprehensive income, net of taxes:
Foreign currency translation gain	28	179
Change in unrealized gain on foreign currency contracts designated as cash flow hedges	131	400
Total other comprehensive income, net of taxes	159	579
Comprehensive loss	$(2,742)	$(9)

Yodlee, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$70,272	$73,520
Accounts receivable, net of allowance for doubtful accounts of $16 and $13 as of March 31, 2015 and December 31, 2014, respectively	13,065	12,229
Accounts receivable—related parties	1,514	3,066
Prepaid expenses and other current assets	4,798	4,425
Total current assets	89,649	93,240
Property and equipment, net	9,799	9,481
Restricted cash	146	146
Goodwill	3,068	3,068
Other assets	1,610	1,609
Total assets	$104,272	$107,544
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,383	$3,278
Accrued liabilities	2,665	2,628
Accrued compensation	4,810	8,927
Deferred revenue, current portion	7,889	6,959
Capital lease obligations, current portion	1,320	1,153
Total current liabilities	20,067	22,945
Deferred revenue, net of current portion	268	293
Capital lease obligations, net of current portion	947	1,243
Other long-term liabilities	3,206	2,986
Total liabilities	24,488	27,467
Stockholders’ equity:
Common stock, $0.001 par value—150,000 shares authorized as of March 31, 2015 and December 31, 2014; 29,402 and 29,264 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	29	29
Preferred stock, $0.001 par value—5,000 shares authorized as of March 31, 2015 and December 31, 2014; none issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	-	-
Additional paid-in capital	441,724	439,275
Accumulated other comprehensive loss	(1,820)	(1,979)
Accumulated deficit	(360,149)	(357,248)
Total stockholders’ equity	79,784	80,077
Total liabilities and stockholders’ equity	$104,272	$107,544

Yodlee, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(2,901)	$(588)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,118	764
Revaluation of warrant liabilities	—	128
Stock-based compensation expense	2,008	351
Changes in operating assets and liabilities:
Accounts receivable, net	716	563
Prepaid expenses and other assets	(269)	(579)
Accounts payable	(321)	700
Accrued liabilities and other long term liabilities	307	222
Accrued compensation	(4,141)	(2,722)
Deferred revenue	905	(3)
Net cash used in operating activities	(2,578)	(1,164)
Cash flows from investing activities
Purchases of property and equipment	(859)	(1,123)
Net cash used in investing activities	(859)	(1,123)
Cash flows from financing activities
Proceeds from bank borrowings	—	2,000
Principal payments on bank borrowings	—	(394)
Proceeds from issuance of common stock upon exercise of stock options	461	256
Principal payments on capital lease obligations	(129)	(220)
Equity offering costs	(143)	(236)
Repurchase of common stock	—	(77)
Net cash provided by financing activities	189	1,329
Net decrease in cash and cash equivalents	(3,248)	(958)
Cash and cash equivalents—beginning of period	73,520	8,134
Cash and cash equivalents—end of period	$70,272	$7,176
Supplemental disclosures of cash flow information:
Cash paid for interest	$33	$9
Cash paid for income taxes	$545	$286
Supplemental disclosures of non-cash investing and financing information:
Property and equipment financed through capital lease	$-	$185
Property and equipment purchased but not paid at period-end	$1,229	$126
Unpaid equity offering costs	$-	$1,498

Yodlee, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

GAAP subscription gross profit	$14,491	$11,076
Add share-based compensation	286	42
Non-GAAP subscription gross profit	$14,777	$11,118
Non-GAAP subscription gross margin	68%	66%
GAAP subscription gross margin	67%	66%

GAAP professional services and other gross profit	$677	$846
Add share-based compensation	111	22
Non-GAAP professional services and other gross profit	$788	$868
Non-GAAP professional services and other gross margin	26%	29%
GAAP professional services and other gross margin	22%	28%

GAAP gross profit	$15,168	$11,922
Add share-based compensation	397	64
Non-GAAP gross profit	$15,565	$11,986
Non-GAAP gross margin	63%	61%
GAAP gross margin	62%	60%

GAAP sales and marketing	$6,960	$4,541
Less share-based compensation	(475)	(63)
Non-GAAP sales and marketing	$6,485	$4,478
Non-GAAP sales and marketing as percentage of revenue	26%	23%
GAAP sales and marketing as percentage of revenue	28%	23%

GAAP research and development	$6,707	$4,909
Less share-based compensation	(375)	(48)
Non-GAAP research and development	$6,332	$4,861
Non-GAAP research and development as percentage of revenue	26%	25%
GAAP research and development as percentage of revenue	27%	25%

GAAP general and administrative	$3,940	$2,702
Less share-based compensation	(761)	(176)
Non-GAAP general and administrative	$3,179	$2,526
Non-GAAP general and administrative as percentage of revenue	13%	13%
GAAP general and administrative as percentage of revenue	16%	14%

GAAP operating loss	$(2,439)	$(230)
Add share-based compensation	2,008	351
Non-GAAP operating income (loss)	$(431)	$121
Non-GAAP operating margin	-2%	1%
GAAP operating margin	-10%	-1%

GAAP net loss	$(2,901)	$(588)
Add share-based compensation	2,008	351
Non-GAAP net loss	$(893)	$(237)
Non-GAAP net loss per share	$(0.03)	$(0.01)

Weighted average shares used in computing GAAP loss per share attributable to common stockholders	29,374	7,490
Additional weighted average shares assuming:
Conversion of preferred shares at the beginning of the period	-	14,445
Shares issued in the initial public offering at the beginning of the period	-	6,250
Shares issued upon the exercise of underwriter's option to purchase
the Company's common stock at the beginning of the period	-	761
Shares used in computing non-GAAP loss per share	29,374	28,946

The following table provides a reconciliation of net income (loss) to adjusted EBITDA:

	Three Months Ended
	March 31,
	2015	2014
Net loss	$(2,901)	$(588)
Provision for income taxes	608	377
Other income, net	(146)	(19)
Depreciation and amortization	1,118	764
Stock-based compensation	2,008	351
Adjusted EBITDA	$687	$885

Media Contact:
David Lee

Chief Marketing Officer
DLee@yodlee.com
1-650-980-3649

Investor Contact: Sheila B.
Ennis ICR, Inc.
IR@yodlee.com
1-650-980-3661